Exhibit (2)

DREYFUS INSTITUTIONAL LIQUIDITY FUNDS

Certificate of Assistant Secretary

The undersigned, Jeff Prusnofsky, Assistant Secretary of Dreyfus Institutional Liquidity Funds (the "Trust"), hereby certifies that set forth below is a copy of the resolution adopted by the Trust's Board of Trustees authorizing the signing by James Bitetto, Joseph M. Chioffi, Janette E. Farragher, Maureen E. Kane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff Prusnofsky, James Windels and Natalya Zelensky on behalf of the proper officers of the Trust pursuant to a power of attorney:

RESOLVED, that the Registration Statement filed by the Trust with the Commission, and any and all amendments and supplements thereto, may be signed by any one of James Bitetto, Joseph M. Chioffi, Janette E. Farragher, Maureen E. Kane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff Prusnofsky, James Windels or Natalya Zelensky as the attorney-in-fact for the proper officers of the Trust, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he is acting as attorney-in-fact, might or could do in person.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 30th day of November, 2017.

Jeff Prusnofsky
Assistant Secretary

(SEAL)

DREYFUS INSTITUTIONAL LIQUIDITY FUNDS